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                                                                EXHIBIT h(36)(c)

                                 AMENDMENT NO. 2
                             PARTICIPATION AGREEMENT


     The Participation Agreement (the "Agreement"), dated June 16, 1998, by and among AIM Variable Insurance Funds, Inc., a Maryland corporation, A I M Distributors, Inc., a Delaware Corporation and The Lincoln National Life Insurance Company, an Indiana life insurance company, is hereby amended as follows:

     Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                   SCHEDULE A

          FUNDS AVAILABLE UNDER                SEPARATE ACCOUNTS                  POLICIES/CONTRACTS FUNDED BY THE
              THE POLICIES                     UTILIZING SOME OR                          SEPARATE ACCOUNTS
                                               ALL OF THE FUNDS
------------------------------------- ------------------------------------------------------------------------------------------
AIM V.I. Capital Appreciation Fund    Lincoln Life Variable Annuity   o    The Lincoln National Life Insurance Company:
AIM V.I. Diversified Income Fund      Account N                            Flexible Premium Variable Annuity Contracts AN425LL
AIM V.I. Growth Fund                                                       and state variations thereof
AIM V.I. International Equity Fund    Lincoln Life Flexible
AIM V.I. Value Fund                   Premium
                                      Variable Life Account M         o    The Lincoln National Life Insurance Company:
                                                                           Flexible Premium Variable Life Insurance Policy
                                                                           LN605LL/LN615LL/LN617LL/LN660
                                      Lincoln Life Flexible Premium        and state variations thereof
                                      Variable Life Account R
                                                                      o    The Lincoln National Life Insurance Company:
                                                                           Flexible Premium Variable Life Insurance Policy On
                                                                           the Lives of Two Insureds LN650LL/ LN650 and state
                                                                           variations thereof
------------------------------------- ------------------------------------------------------------------------------------------

     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to Schedule A to be executed in its name and behalf of its duly authorized officer on the date specified below. All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.


Effective Date:    5-1-99
                -------------
                                             AIM VARIABLE INSURANCE FUNDS, INC.


Attest: /s/ NANCY L. MARTIN                  By: /s/ ROBERT H. GRAHAM
       -----------------------------            --------------------------------
Name:  Nancy L. Martin                       Name:  Robert H. Graham
Title: Assistant Secretary                   Title: President


(SEAL)



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                                             A I M DISTRIBUTORS, INC.


Attest: /s/ NANCY L. MARTIN                  By: /s/ MICHAEL J. CEMO
       -----------------------------            --------------------------------
Name:  Nancy L. Martin                       Name:  Michael J. Cemo
Title: Assistant Secretary                   Title: President


(SEAL)


                                             THE LINCOLN NATIONAL LIFE INSURANCE
                                             COMPANY


Attest: /s/ STEVEN M. KLUEVER                By: /s/ KELLY D. CLEVENGER
       -----------------------------            --------------------------------
Name:  Steven M. Kluever                     Name:  Kelly D. Clevenger
Title: Assistant Vice President              Title: Vice President


(SEAL)


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